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                                                                                                                    Exhibit 20a
Fingerhut Receivables, Inc.                                    Fingerhut Master Trust                            Monthly Report
Certificateholder's Statement                                   Series 1994-1                                            Jan-98
Section 5.2                                       Class A          Class B        Class C        Class D            Total
(i)   Certificate Amount                                  0.00  14,731,000.00  92,050,000.00  122,728,000.00     229,509,000.00
(ii)  Certificate Principal Distributed                   0.00  14,731,000.00  92,050,000.00                     106,781,000.00
(iii) Certificate Interest Distributed                    0.00      78,171.48     520,178.39                         598,349.87
Total Distribution per $1,000 Certificate (Original Class A Certificate Amt = $715,900,000
       Class B Certificate Amt = $92,050,000)
Certificate Principal Distributed per $1,000         0.0000000    160.0325910   1000.0000000
Certificate Interest Distributed per $1,000          0.0000000      0.8492285      5.6510417
(iv) Principal Collections                       44,130,319.10   5,674,250.43   5,674,250.43    7,565,338.45      63,044,158.41
(v)  Imputed Yield Collections                            0.00   1,128,889.89   1,891,416.80    2,519,231.90       5,539,538.59
       Recoveries                                         0.00      33,788.92     211,137.76      281,504.78         526,431.46
       Interest Earned on Prefunded Accounts              0.00           0.00           0.00            0.00               0.00
Total Imputed Yield Collections                           0.00   1,162,678.81   2,102,554.56    2,800,736.68       6,065,970.05
     Total Collections                           44,130,319.10   6,836,929.24   7,776,804.99   10,366,075.13      69,110,128.46
(vi) Aggregate Amount of Principal Receivables                                                                 1,265,029,791.80
      Invested Amount (End of Month)                      0.00  14,731,000.00  92,050,000.00  122,728,000.00     229,509,000.00
      Floating Allocation Percentage                0.0000000%     1.1644785%     7.2765085%      9.7015897%        18.1425767%
      Invested Amount (Beginning of Month)                0.00  60,756,000.00  92,050,000.00  122,728,000.00     275,534,000.00
      Average Daily Invested Amount                                                                              268,835,979.04
(vii)  Receivable Delinquen(As a % of Total Receivables)
       Current                                                                                        76.51%   1,290,540,984.59
       30 Days to 59 Days                                                                              5.82%      98,123,773.31
       60 Days to 89 Days                                                                              3.52%      59,373,363.73
       90 Days and Over                                                                               14.15%     238,668,267.44
     Total Receivables                                                                               100.00%   1,686,706,389.07
(viii) Aggregate Investor Default Amount                                                                           3,674,009.33
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                    17.82%
(ix)  Certificate Charge-Offs
      Class A                                                                                                              0.00
      Class B                                                                                                              0.00
      Class C                                                                                                              0.00
Total Certificate Charge-Offs                                                                                              0.00
(x)   Servicing Fee
      Class A                                                                                                              0.00
      Class B                                                                                                        101,260.04
      Class C                                                                                                        153,416.76
      Class D                                                                                                        204,546.72
    Total Servicing Fee                                                                                              459,223.52
(xi)  Pool Factor
      Class A                                                                                                         0.0000000
      Class B                                                                                                         0.0000000
      Class C                                                                                                         0.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                                              0.00
      Class C                                                                                                              0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month.                                          481,036.23
(xiii) Excess Funding Account Balance                                                                                      0.00
         Prefunding Account Balance                                                                                        0.00
(xiv) Class C Trigger Event Occurrence                                                                                     None
         Class C Reserve Amount                                                                                             N/A
Average Net Portfolio Yield                                                                                            11.5985%
Minimum Base Rate                                                                                                       8.4035%

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